                                                                 EXHIBIT (A)(10)

                               LETTER TO HOLDERS
                        OF MCM CORPORATION STOCK OPTIONS

                           OFFER TO PURCHASE FOR CASH
              UP TO 35% OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                McM CORPORATION
                                       AT
                              $3.65 NET PER SHARE
                                       BY

                         IAT REINSURANCE SYNDICATE LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                   July 23, 1998

To Holders of Options Granted under the McM Corporation Stock Option Plans identified herein:

     Enclosed for your consideration are an Offer to Purchase, dated July 23, 1998 (the "Offer to Purchase"), a related Letter of Transmittal and Notice of Instructions (Options) (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by IAT Reinsurance Syndicate Ltd., a Bermuda corporation ("Purchaser"), to purchase up to 35% of the issued and outstanding shares of common stock, par value $1.00 per share (the "Shares"), of McM Corporation, a North Carolina corporation (the "Company"), at a price of $3.65 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Offer and Rights Agreement, dated as of July 16, 1998, between Purchaser and the Company (the "Offer and Rights Agreement").

     The Offer applies to Shares ("Option Shares") subject to options ("Options") granted under the Company's 1986 Employee Incentive Stock Option Plan and 1996 Employee Incentive Stock Option Plan (the "Plans"). Any holders of Options under the Plans may, in lieu of exercising such Options and tendering such Shares in the Offer, and subject to the terms and conditions of the Offer, cancel their Options in return for a per Option Share cash payment from Purchaser, subject to applicable withholding taxes, equal to the positive difference, if any, between $3.65 and the exercise price for such Option Share. IF THE PER SHARE EXERCISE PRICE APPLICABLE TO YOUR OPTION(S) EXCEEDS $3.65, UNDER THE CURRENT TERMS OF THE OFFER YOU WOULD NOT BE ENTITLED TO RECEIVE ANY CASH PAYMENT IN RETURN FOR THE CANCELLATION OF SUCH OPTION(S).

     Accordingly, we request instructions as to whether you wish to cancel the Options held by you upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. You will not pay the exercise price in cash for the Options. Instead, your Options will be cancelled and, subject to the terms of the Offer, Purchaser will pay you an amount in cash equal to the positive difference, if any, between $3.65 and your applicable per Option Share exercise price. Applicable taxes that Purchaser is required to deduct will be subtracted from the amount of cash you receive.

          2. The Board of Directors of the Company has unanimously approved the Offer, the Offer and Rights Agreement (as defined in the Offer to Purchase), has determined that the Offer and the Offer and Rights Agreement are fair to, and in the best interests of, the Company and the Company's shareholders and recommends that holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

          3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, August 21, 1998, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would represent at least 32% of the voting power of the outstanding Shares on a fully diluted basis at the expiration of the Offer, (ii) approval by the Court of Chancery of the State of Delaware of the Trust Purchase Agreement (as defined in the Offer to Purchase), (iii) approval of the Offer and the Related Transactions (as defined in the Offer to Purchase) by the Commissioners of Insurance in the States of North Carolina and California, (iv) any waiting period under the HSR Act (as defined in the Offer to Purchase) applicable to the purchase of Shares pursuant to the Offer having expired or having been terminated and (v) the satisfaction of certain other terms and conditions contained in the Offer to Purchase.

          5. Tendering Option holders will not be obligated to pay brokerage fees or commissions or stock transfer taxes with respect to the purchase of Options cancelled by Purchaser pursuant to the Offer.

          6. By completing the attached instruction form, you undertake a "conditional" cancellation, which means that if some or all of your Options are not purchased in the Offer for any reason, the Options will be returned to you as unexercised Options.

          7. Cash payments made with respect to cancelled Options will be distributed to Option holders by check (less applicable federal withholding taxes).

     If you wish to cancel any or all of your Options, please so instruct by completing, executing, detaching and returning to Wachovia Bank, N.A. (the "Depositary") the instruction form contained in this letter. An envelope to return your instruction to the Depositary is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO THE DEPOSITARY SO THAT THEY ARE RECEIVED BY THE DEPOSITARY NO LATER THAN 5:00 P.M., NEW YORK TIME, ON FRIDAY, AUGUST 21, 1998.

     The Offer is made only by the Offer to Purchase and the related Letter of Transmittal and Notice of Instructions (Options) and is not being made to (nor will tenders be accepted from or on behalf of) holders of Option Shares in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Option Shares in such jurisdiction. In those jurisdictions where securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                          Very truly yours,

                                          McM Corporation

                        NOTICE OF INSTRUCTIONS (OPTIONS)
                               To Cancel Options
                                       of
                                McM CORPORATION
             PURSUANT TO THE OFFER TO PURCHASE DATED JULY 23, 1998
                                       OF

                         IAT REINSURANCE SYNDICATE LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, FRIDAY, AUGUST 21, 1998, UNLESS THE OFFER IS EXTENDED.

                        The Depositary for the Offer is:
                              WACHOVIA BANK, N.A.

                    By Registered Mail:                                     By Overnight Courier or Hand:
                  c/o Wachovia Bank, N.A.                                      c/o Wachovia Bank, N.A.
                   Shareholder Services                                    Shareholder Services Department
                       P.O. Box 3001                                           Wachovia East Building,
            Winston-Salem, North Carolina 27102                                       2nd Floor
                                                                               301 North Church Street
                                                                         Winston-Salem, North Carolina 27101

     I acknowledge receipt of your letter and the enclosed Offer to Purchase dated July 23, 1998 (the "Offer to Purchase"), the related Letter of Transmittal and this Notice of Instruction (which documents, as amended from time to time, constitute the "Offer") with respect to an offer to purchase by IAT Reinsurance Syndicate Ltd., a Bermuda corporation (the "Purchaser") of up to 35% of the outstanding shares ("Shares") of common stock, par value $1.00 per Share, of McM Corporation, a North Carolina corporation (the "Company"). I understand that, subject to the terms and conditions of the Offer, holders of options ("Options") to purchase Shares ("Option Shares") may elect to cancel their Options in return for a per Option Share payment equal to the positive difference, if any, between $3.65 and the exercise price for such Option Share and that if such exercise price exceeds $3.65, I will not be entitled to receive any cash payment in return for the cancellation of such Options.

     1. I hereby elect to cancel Options for the amount of Option Shares set forth herein granted to me under one of the following plans (collectively, the "Plans"):

        - McM Corporation 1986 Employee Incentive Stock Option Plan

        - McM Corporation 1996 Employee Incentive Stock Option Plan.

     2. I hereby elect as follows with respect to my Options:

        (CHOOSE ONLY ONE)

        [ ] I wish to cancel all of my options.

        [ ] I wish to cancel Options covering the following Option Shares.

              OPTION SHARES                               EXERCISE PRICE
------------------------------------------  ------------------------------------------


 (Indicate the number of Option Shares subject to the Option you wish to cancel
                                      and
                the respective exercise prices related thereto)

If neither box is checked and the form is otherwise properly completed, signed and returned, to the Depositary, all of your Options will be cancelled.

     3. This notice instructs you to cancel Options, as instructed above, pursuant to the terms and conditions set forth in the Offer to Purchase you have furnished to me. By signing this Notice of Instructions I hereby agree that upon consummation of the Offer, I will receive a cash payment equal to (a) the number of Option Shares subject to cancelled Options, times (b) the positive difference, if any, between $3.65 and the applicable Option Share exercise price(s) less (c) any taxes required to be withheld, and further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase.

GENERAL TERMS AND CONDITIONS OF THE OFFER APPLICABLE TO OPTIONS:

     [NOTE: THE FOLLOWING TERMS AND CONDITIONS ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY, THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.]

          1. The undersigned will, upon request, execute and deliver any additional documents deemed by the Purchaser, the Depositary or the Company to be necessary or desirable to complete the cancellation of the Options hereby and has read, understands and agrees with all of the terms of the Offer to Purchase.

          2. The undersigned understands that cancellation of the Options pursuant to the procedures described in the Offer to Purchase and in this Notice of Instructions (Options) will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Purchase.

          3. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

          4. The Purchaser will pay any stock transfer taxes applicable with respect to the cancellation of any Options pursuant to the Offer to Purchase. The undersigned understands that (a) the purchase price will be paid to the undersigned (the holder cannot elect to have the purchase price paid to another person); and (b) the undersigned will be responsible for paying federal and state income taxes arising from the cancellation of the Options in the Offer (a portion of which will be withheld as described in Instruction 5 below).

          5. Under the U.S. federal income tax laws, the Depositary will be required to withhold income and employment taxes from the amount of any payments made to Option holders pursuant to the Offer to Purchase.

          6. All questions as to the number of Options accepted for cancellation, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any Options tendered for cancellation will be determined by the Purchaser in its sole discretion, which determinations shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders of Option for cancellation it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Purchaser's counsel, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer (except as set forth in the Offer to Purchase) and any defect or irregularity in the tender for cancellation of any particular Option, and the Purchaser's interpretation of the terms of the Offer to Purchase (including this Notice of Instructions (Options)) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders of Options must be cured within such time as the Purchaser shall determine. None of the Purchaser, the Company, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

          7. If this Notice of Instructions is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted to the Depositary.

          8. Each Option holder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 which is provided under "Important Tax Information" below, and to certify, under penalties of perjury, that such number is correct and that such holder is not subject to backup withholding of federal income tax. If a tendering Option holder has been notified by the Internal Revenue Service that such holder is subject to backup withholding, such holder must cross out item (2) of the Certification box of the Substitute Form W-9, unless such holder has since been notified by the Internal Revenue Service that such holder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering option holder to 31 percent federal income tax withholding on the payment of the purchase price of all Options cancelled pursuant to the Offer. If the tendering Option holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 31 percent on all payments of the purchase price to such holder until a TIN is provided to the Depositary.

                                   IMPORTANT

                           OPTION HOLDERS: SIGN HERE
                (PLEASE COMPLETE SUBSTITUTE FORM W-9 ON REVERSE)

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                           SIGNATURE OF OPTION HOLDER
                           Dated:              , 1998
                                  -------------

    (Must be signed by Option holder exactly as such Option holder's name appears on Options. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 7.)

Name(s):
--------------------------------------------------------------------------------

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                             (PLEASE TYPE OR PRINT)

Capacity (full title):
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                              (SEE INSTRUCTION 7)

Address:
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                               (INCLUDE ZIP CODE)

Area Codes and Daytime Telephone Numbers:
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                                  HOME

                                  ----------------------------------------------
                                  BUSINESS

Taxpayer Identification or Social Security No.:
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                                    (COMPLETE SUBSTITUTE FORM W-9 ON REVERSE)

                           IMPORTANT TAX INFORMATION

     Under the federal income tax law, a holder whose Options are cancelled pursuant to the Offer is required to provide the Depositary (as payer) with such holder's correct TIN on Substitute Form W-9 below. If such holder is an individual, the TIN is such holder's social security number. If the Depositary is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder with respect to Options cancelled pursuant to the Offer may be subject to backup withholding of 31 percent (as described below).

     Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to such individual's exempt status. A Form W-8 may be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31 percent of any payments made to the holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments that are made to a holder with respect to Options cancelled pursuant to the Offer, the holder is required to notify the Depositary of such holder's correct TIN by completing the form below certifying (a) that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN), and (b) that (i) such holder is exempt from backup withholding, (ii) such holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or
(iii) the Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The holder is required to give the Depositary the social security number or employer identification number of the holder of the Options tendered for cancellation hereby. If the tendering holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the holder should write "Applied For" in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 31 percent of all payments of the purchase price to such holder until a TIN is provided to the Depositary.

                       PAYER'S NAME: WACHOVIA BANK, N.A.
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
   SUBSTITUTE                       PART I -- Taxpayer Identification
   FORM W-9                         Number -- For all accounts, enter taxpayer         ------------------------------
                                    identification number in the box at right.             Social Security Number
                                    (For most individuals, this is your social
                                    security number. If you do not have a              ------------------------------
                                    number, see "Obtaining a Number" in the            Employer Identification Number
                                    enclosed Guidelines.) Certify by signing       (If awaiting TIN, write "Applied For")
                                    and dating below. Note: If the account is
                                    in more than one name, see the chart in the
                                    enclosed Guidelines to determine which
                                    number to give the payer.
                                   ---------------------------------------------------------------------------------------
   DEPARTMENT OF THE TREASURY       PART II -- For Payees Exempt From Backup Withholding, see the enclosed Guidelines
   INTERNAL REVENUE                 and complete as instructed therein.
                                   ---------------------------------------------------------------------------------------
   OR                               CERTIFICATION -- Under penalties of perjury, I certify that:
                                      (1) The number shown on this form is my correct Taxpayer Identification Number
                                    (or I am waiting for a number to be issued to me), and
   PAYER'S REQUEST FOR TAXPAYER       (2) I am not subject to backup withholding either because (a) I am exempt from
   IDENTIFICATION NUMBER ("TIN")    backup withholding, (b) I have not been notified by the Internal Revenue Service
                                    (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                      CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

                                      However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (See also instructions in the enclosed Guidelines.)

                                   Signature                                     Date
                                             ---------------------------------        ------------------------------

   NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31 PERCENT OF ANY PAYMENT MADE TO
          YOU PURSUANT TO THE OFFER. FOR ADDITIONAL DETAILS, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF
          TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

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